EXHIBIT 24


CONSENT OF INDEPENDENT AUDITORS
-------------------------------


Board of Directors and Stockholders
First Pulaski National Corporation
Pulaski, Tennessee


We consent to the incorporation by reference in Registration Statement
No. 33-20652 on Form S-8 dated March 18, 1988 of our report on the financial statements and schedules included in the Annual Report on Form 10-K of First Pulaski National Corporation for the year ended December 31, 1995.


/s/ Puman & Hancock





Fayetteville, Tennessee
February 23, 1996



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